Exhibit 3.33

BYLAWS

OF

LIFECARE HOSPITALS OF CHESTER COUNTY, INC.

(A Nevada corporation)

(ii)

I.

OFFICES

Section 1.01. Resident Agent and Office. The resident agent and office of the Corporation shall be in the State of Nevada.

Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

II.

STOCKHOLDERS

Section 2.01. Place of Meetings. Meetings of the stockholders may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.02. Annual Meetings. Annual meetings of stockholders shall be held annually at such time(s) as the Board of Directors may determine, at which the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by Chapter 78 of the Nevada Revised Statutes (as amended, the “Act”) or by the Articles of Incorporation, may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least 10% in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

Section 2.04. Notice. Notices of meetings shall be in writing and signed by the President, a Vice President, the Secretary, an Assistant Secretary or by such other person or persons as the Board of Directors shall designate. Such notice shall state the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. A copy of such notice shall be either delivered personally or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than 10 days nor more than 60 days before such meeting. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of a share of stock after delivery or mailing of the notice of a meeting, and if such transfer occurs prior to the holding of such meeting, then it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2.05. Quorum; Withdrawal of Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Act or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.06. Majority Vote. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting (other than the election of the Board of Directors).

Section 2.07. Voting List. The officer or agent having charge of the stock transfer books for shares of stock of the Corporation shall make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares of stock held by each. Such list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting during the whole time of the meeting, and shall be subject to the inspection of any stockholder who may be present. However, failure to comply with this provision will not invalidate any meeting.

Section 2.08. Number of Votes. Each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of stock of any class or classes are extended, limited or denied by the Articles of Incorporation.

Section 2.09. Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy appointed by an instrument in writing. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. In the event that any such written instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting (or, if only one shall be present, then that one) shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated, unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

Section 2.10. Method of Voting; Action Without Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the Act or of the Articles of Incorporation, the meeting and vote of stockholders may be dispensed with if one or more written consents setting forth the actions so taken, shall be signed by the holder or holders of shares of stock having not less than the minimum number of votes which would be necessary to take such action at a meeting at which the holders of all shares of stock entitled to vote on the action were present and voted.

III.

DIRECTORS

Section 3.01. Number; Election; Term. The number of Directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors or the stockholders, but in no case shall the number of directors be less than one. Until otherwise fixed by resolution of the Board of Directors or the stockholders, the number of Directors shall be the number stated in the Articles of Incorporation. No decrease in the number of Directors shall have the effect of reducing the term of any incumbent Director. Directors shall be elected at each annual meeting of the stockholders by the holders of shares entitled to vote in the election of Directors, except as provided in Section 3.02, and each Director shall hold office until the annual meeting of stockholders following his election or until his successor is elected and qualified. Directors need not be residents of the State of Nevada or stockholders of the Corporation.

Section 3.02. Vacancies; Removal. Vacancies may be filled by a majority of the remaining Directors, though less than a quorum. When one or more Directors shall give notice of resignation to the Board, effective at a future date, the Board shall have the power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective. A Director elected to fill a vacancy shall hold office during the remainder of the term of office of such Director’s predecessor. The stockholders shall have the right at any special meeting to remove any Director of the Corporation, with or without cause, by a vote of two-thirds of the issued and outstanding shares of stock entitled to vote on the election of such Director.

Notwithstanding the foregoing, whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more Directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series or group shall be entitled to vote for or against the removal of any Director elected by the holders of shares of that class or series or group; and any vacancies in such directorships and any newly created directorships of such class or series or group to be filled by reason of an increase in the number of such Directors may be filled by the affirmative vote of a majority of the Directors elected by such class or series or group then in office or by a sole remaining Director so elected, or by the vote of the holders of the outstanding shares of such class or series or group, and such directorships shall not in any case be filled by the vote of the remaining Directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

Section 3.03. Management. The business of the Corporation shall be managed by a Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the Act, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.04. Place of Meeting; Waiver of Notice. The Board of Directors of the Corporation may hold meetings, both annual and special, either within or without the State of Nevada. With such person’s consent, a Director shall be considered present at a meeting if such person is in telephonic communication with the other Directors participating in the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.05. Annual Meetings. The annual meetings of the Board of Directors shall be held at the place of, and immediately following, each annual meeting of the stockholders, and no notice of such meeting shall be necessary to the Directors in order legally to constitute the meeting, provided a quorum shall be present. If such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

Section 3.06. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary on the written request of one Director. Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director at least 24 hours before the date of the meeting. Except as may be otherwise expressly provided by the Act, the Articles of Incorporation or by these Bylaws, the purpose or purposes of any special meeting of the Board of Directors need not be specified in the notice or waiver of notice of such meeting.

Section 3.07. Quorum; Majority Vote. A majority of the Directors, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of any business and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Directors, the Directors thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to have less than a quorum.

Section 3.08. Executive Committee; Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members, at any meeting of that committee. Any such committee, to the extent provided in such resolution, in the Articles of Incorporation or in these Bylaws, shall have and may exercise all of the authority of the Board of Directors, except as otherwise provided by the Act. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Such minutes shall be placed in the minute book of the Corporation.

Section 3.09. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, a fixed sum for attendance at each annual or special meeting of the Board, or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.10. Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

Section 3.11. Action without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors or a committee thereof. The signed consent, or a signed copy, shall be placed in the Corporation’s minute book.

Section 3.12. Telephone Meetings. Members of the Board of Directors, and members of a committee of the Board of Directors may participate in and hold a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment whereby persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

IV.

NOTICES

Section 4.01. Method. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the records of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in a United States post office or mail box, postage prepaid. Notice to Directors may also be given by facsimile telecommunication.

Section 4.02. Consent. Whenever all parties entitled to vote at any meeting, whether of Directors or stockholders, consent, either by a writing on the records of the meeting filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the actions taken at such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 4.03. Waiver. Whenever any notice is required to be given under the provisions of the Act, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

V.

OFFICERS

Section 5.01. Number. The officers of the Corporation shall be elected by the Board of Directors and may include a Chairman of the Board, and shall include a President and a Secretary. Any natural person may hold two or more offices.

Section 5.02. Election. The Board of Directors at its regular annual meeting may elect a Chairman from among the Directors, and shall elect a President and a Secretary, neither of whom need be a member of the Board.

Section 5.03. Additional Officers. The Board of Directors may appoint Vice Presidents, Assistant Secretaries, Treasurers, Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 5.04. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or by an officer of the Corporation to whom such power has been delegated by the Board of Directors or by these Bylaws.

Section 5.05. Term; Vacancies. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s death, resignation or removal from office. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5.06. Chairman of the Board. The Chairman of the Board, if one be elected, shall be the chief executive officer of the Corporation and shall preside when present at all meetings of the Board of Directors and, with the approval of the President, may preside at meetings of the stockholders. He shall advise and counsel the President and other officers of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.

Section 5.07. President. In the absence of a Chairman of the Board, the President shall be the ranking and chief executive officer of the Corporation and shall have the duties and responsibilities, and the authority and power, of the Chairman of the Board. The President shall be the chief operating officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, when present, at all meetings of stockholders, except when the Chairman of the Board presides with the approval of the President and as may otherwise be provided by statute, and, in the absence of any other person designated thereto by these Bylaws, at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and, in general, to exercise all the powers and authority usually appertaining to the chief operating officer of a corporation, except as otherwise provided in these Bylaws.

Section 5.08. Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 5.09. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

Section 5.10. Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Secretary may from time to time prescribe.

Section 5.11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

Section 5.12. Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Treasurer may from time to time prescribe.

Section 5.13. Controller. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

Section 5.14. Assistant Controllers. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of his inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the President, or the Controller may from time to time prescribe.

VI.

CERTIFICATES OF STOCK

Section 6.01. Certificates. Every stockholder shall be entitled to have a certificate, signed by the President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of stock owned by such stockholder in the Corporation. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares of stock, and the par value of such shares of stock or a statement that such shares of stock are without par value and such other language as may be appropriate with regard to restrictions on transfer.

Section 6.02. Facsimile Signatures. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, or registered by a registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of such Corporation.

Section 6.03. Payment for Shares.

A. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. The judgment of the Board of Directors as to the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction.

B. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid.

C. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make any other arrangements to restrict the transfer of the shares. The Corporation may credit distributions made for the shares against their purchase price, until the services are performed, the benefits are received or the promissory note is paid. If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.

Section 6.04. Subscriptions. Unless otherwise provided in a subscription agreement, subscriptions of shares of stock, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of stock of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

Section 6.05. Lost Certificates. The Board of Directors may direct a new certificate or certificates representing shares of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent thereof, require the owner of such lost or destroyed certificate or certificates, or such person’s legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6.06. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. A record shall be made of each transfer. The provisions of this Section are subject to any restrictions on transfer imposed by these Bylaws, agreements between a stockholder or stockholders and the Corporation, and agreements between stockholders. The provisions of Chapter 78.378 to 78.3793 of the Act, inclusive, shall not apply to the Corporation or any acquisition of a controlling interest in the Corporation by any existing or future stockholders.

Section 6.07. Closing of Transfer Books. The Board of Directors may prescribe a period not exceeding 60 days prior to any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a date not more than 60 days prior to the holding of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such date shall be entitled to notice or to vote at such meeting.

Section 6.08. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

Section 6.09. Stock Options and Agreements. Any stockholder of the Corporation may enter into agreements giving to any other stockholder or stockholders or any third party an option to purchase any of such stockholder’s stock in the Corporation; and such shares of stock shall thereupon be subject to such agreement and be transferable only upon proof of compliance therewith and with these Bylaws; provided, however, that a copy of such agreement be filed with the Corporation and reference thereto placed upon the certificates representing said shares of stock.

Section 6.10. Books and Records. Any person who shall be the holder of record of at least 15% of all of the outstanding shares of stock of the Corporation or has been authorized by holders of record owning at least 15% of all of the outstanding shares of stock of the Corporation, upon five days’ written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times during regular business hours, for any proper purpose, the Corporation’s financial records, and shall be entitled to make copies and extracts therefrom.

VII.

INDEMNITY

Section 7.01. Actions Other than by or in the Right of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (all of such persons being hereafter referred to in this Article as a “Corporate Functionary”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he is not liable under Chapter 78.138 of the Act and if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 7.02. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Corporate Functionary against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he is not liable under Chapter 78.138 of the Act and if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 7.03. Determination of Right to Indemnification. Any indemnification under Sections 7.01 or 7.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Corporate Functionary is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.01 or 7.02. Such determination shall be made (i) by the Board of Directors by a majority vote of the Directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 7.04. Right to Indemnification. Notwithstanding the other provisions of this Article VII, to the extent that a Corporate Functionary has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 7.01 or 7.02 of this Article VII (including the dismissal of a proceeding without prejudice or the settlement of a proceeding without admission of liability), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 7.05. Prepaid Expenses. Expenses incurred by a Corporate Functionary in defending a civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Corporate Functionary to repay such amount if it shall ultimately be determined he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7.06. Right to Indemnification upon Application; Procedure upon Application. Any indemnification of a Corporate Functionary under Sections 7.02, 7.03, and 7.04, or any advance under Section 7.05, shall be made promptly upon, and in any event within 60 days after, the written request of the Corporate Functionary, unless with respect to applications under Sections 7.02, 7.03, or 7.05, a determination is reasonably and promptly made by the Board of Directors by majority vote of the Directors who are not parties to such action, suit, or proceeding, even though less than a quorum, that such Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation in not indemnifying or making an advance of expenses to the Corporate Functionary. If there are no Directors who are not parties to such action, suit, or proceeding, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation’s not indemnifying or making an advance of expenses to the Corporate Functionary. The right to indemnification or advance of expenses granted by this Article VII shall be enforceable by the Corporate Functionary in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies his claim, in whole or in part, or if no disposition of such claim is made within 60 days. The expenses of the Corporate Functionary incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 7.07. Other Rights and Remedies. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification and for advancement of expenses may be entitled under the Bylaws, or any agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of these Bylaws or relevant provisions of the Act and other applicable law, if any, shall not affect any then existing rights of a Corporate Functionary to indemnification or advancement of expenses.

Section 7.08. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII or the Act.

Section 7.09. Mergers. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 7.10. Savings Provision. If this Article VII or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each Corporate Functionary as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated.

VIII.

GENERAL PROVISIONS

Section 8.01. Dividends. Dividends upon the capital stock of the Corporation, subject to the provision of the Articles of Incorporation, if any, may be declared by the Board of Directors at any annual or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of stock, subject to the provisions of the Articles of Incorporation.

Section 8.02. Reserves. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.03. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.04. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.05. Seal. The corporate seal shall be in such form as may be determined by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.06. Amendments. These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the Directors or stockholders.

Section 8.07. Resignation. Any Director, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8.08. Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of these Bylaws shall be considered valid and operative; and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

Section 8.09. Headings. The headings are for organization, convenience and clarity. In interpreting these Bylaws they shall be subordinated in importance to the other written material.

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The undersigned, being the Secretary of the Corporation, does hereby certify that the foregoing are the Bylaws of the Corporation as adopted by unanimous written consent of the Board of Directors dated January 19, 2005.

/s/ Jimmie M. Stapleton
Jimmie M. Stapleton, Secretary

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